As filed with the Securities and Exchange Commission on June 26, 2000
                        Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

    Florida                                59-3389871
State  or  Other  Jurisdiction          (I.R.S. Employer  Identification  No.)
      of  Incorporation)

                    615 CRESCENT EXECUTIVE COURT, FIFTH FLOOR
                              LAKE MARY, FL  32746
                    (Address or Principal Executive Offices)

                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                   401(K) PLAN
                            (Full Title of the Plan)

                                 PAUL S. GLOVER
                         Vice President of Finance, CFO
         615 Crescent Executive Court, Fifth Floor, Lake Mary, FL  32746
                                 (407) 333-5300
            (Name, address and telephone number of agent for service)

                            ________________________


     CALCULATION  OF  REGISTRATION  FEE The  Chart  below  is  in  Table  format  with  lines  removed


                                                      PROPOSED           PROPOSED
                                    AMOUNT TO         MAXIMUM            MAXIMUM
TITLES OF SECURITIES TO BE             BE          OFFERING PRICE       AGGREGATE           AMOUNT OF
REGISTERED                        REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE
-------------------------------  ---------------  ----------------  ------------------  -----------------
Common Stock, $.01 par value(3)   200,000 Shares  $           1.20  $          240,000  $           63.36
-------------------------------  ---------------  ----------------  ------------------  -----------------

Notes:

     1.     Plus  such  additional  amount which may result from stock splits, stock dividends or similar transactions  with  respect  to  undistributed  shares.
     2.     Estimated  solely  for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act").  Pursuant to  Rule  457(h), the proposed maximum aggregate offering price represents the average unit bid and asked price  on  June  22,  2000  multiplied  by  the  number  of  shares  registered  multiplied  by  .000264.
     3.     In  addition,  pursuant  to Rule 416(c) under the Securities Act, this registration statement also  covers  an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan  and  described  herein.  Pursuant  to Rule 457(h)(2), no separate registration fee is required with respect  to  interests  in  the  Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Dynamic Healthcare
Technologies, Inc. 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

          Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.        INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

               (i)     the  Registrant's  1999  Annual  Report  on  Form  10-K;

              (ii) all other reports and documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's 1999 Annual Report on Form 10-K; and

               (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statements under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM  4.       DESCRIPTION  OF  SECURITIES.

               Not  applicable.

ITEM  5.       INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

          The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Company by Cohen, Berke, Bernstein, Brodie & Kondell, P.A., 2601 South Bayshore Drive, Suite 1900, Miami, Florida 33133. Richard N. Bernstein, Esq., a principal in the law firm of Cohen, Berke,

Bernstein, Brodie & Kondell, P.A., is the trustee of the Laskey Family Irrevocable Trust, which is the owner of 125,000 shares of Registrant's Common Stock.

ITEM  6.       INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

          The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute.

          The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities or state or federal environmental laws.

             Under the Registrant's Articles of Incorporation, Bylaws and applicable state law, the Registrant will indemnify its directors, officers, employees and agents against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with any threatened, pending or actually completed action, suit or proceedings, whether civil, criminal, administrative or investigative, to which any such person becomes subject as result of having served in such role, as an employee or agent of the Registrant, or at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, except as described below, such indemnification will be made only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, or with any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

          At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM  7.       EXEMPTION  FROM  REGISTRATION  CLAIMED.

               Not  applicable.

ITEM  8.       EXHIBITS.

               See  "Exhibit  Index"  on  page  6  below.

ITEM  9.       UNDERTAKINGS.

(a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida on June 26, 2000.

                              DYNAMIC  HEALTHCARE  TECHNOLOGIES,  INC.


                              By:  /S/  PAUL  S.  GLOVER
                                   ---------------------
                                   Paul  S.  Glover, Vice President Finance, CFO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

     By his signature, each of the following persons authorizes Mitchel J. Laskey and Paul S. Glover or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.

SIGNATURE                         TITLE                    DATE
---------                         -----                    ----

/S/  JERRY  L.  CARSON            Chairman                 June  26,  2000
----------------------
Jerry  L.  Carson

/S/  MITCHEL  J.  LASKEY          President  &  CEO        June  26,  2000
------------------------
Mitchel  J.  Laskey

/S/  PAUL  S.  GLOVER             VP Finance & CFO         June  26,  2000
---------------------
Paul  S.  Glover

/S/  THOMAS  J.  MARTINSON        Director                 June  26,  2000
--------------------------
Thomas  J.  Martinson

/S/  BRET  R.  MAXWELL            Director                 June  26,  2000
----------------------
Bret  R.  Maxwell

/S/  DANIEL  RAYNOR               Director                 June  26,  2000
-------------------
Daniel  Raynor

                                  EXHIBIT INDEX



NO.             DESCRIPTION                                               PAGE
---             -----------                                               ----

5               Opinion  of  Cohen,  Berke,  Bernstein,
                 Brodie  &  Kondell,  P.A.                                   7

23.1            Consent  of  Cohen,  Berke,  Bernstein,
                 Brodie  &  Kondell,  P.A.  (contained  in  Exhibit  5)      7

23.2  (a)       Consent  of  BDO  Seidman  LLP                               8

23.2  (b)       Consent  of  KPMG  LLP                                       9

24.             Power  of  Attorney  is  included  on  the  signature
                 page  of  this  Registration  Statement                     5